                                                            Exhibit 8.1

                  [Letterhead of Thompson & Mitchell]


                                June 12, 1995


Board of Directors
Southwest Bancshares, Inc.
102 South Springfield Street
Bolivar, Missouri 65613

Gentlemen:

           You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of Southwest Bancshares, Inc. ("Southwest") with and into Ameribanc, Inc. ("Ameribanc"), a wholly owned subsidiary of Mercantile
Bancorporation Inc. ("MBI").

           In connection with the preparation of our opinion, we have examined and have relied upon the following:

           (i) The Agreement and Plan of Merger by and among MBI, Ameribanc, and Southwest, dated January 27, 1995 , including the schedules and exhibits thereto (the "Plan");

           (ii) MBI's Registration Statement on Form S-4, including the Proxy Statement and Prospectus contained therein, filed with the Securities and Exchange Commission on June 12, 1995 (the "Registration Statement");

           (iii) The representations and undertaking of MBI substantially in the form of Exhibit A hereto;

           (iv) The representations and undertakings of Southwest and certain holders of Southwest common stock, par value $10.00 per share ("Southwest Common Stock"), substantially in the form of Exhibits B and C hereto; and

           (v) The Rights Agreement between MBI and Mercantile Bank of St. Louis National Association (formerly Mercantile Bank National Association) as rights agent, dated May 23, 1988.

           Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.

Southwest Bancshares, Inc.
June 12, 1995
Page 2

                                OPINION

           Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:

           1. The Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended to the date hereof (the
"Code").

           2. Each shareholder of Southwest who exchanges, in the Merger, shares of Southwest Common Stock solely for shares of MBI common stock, par value $5.00 per share ("MBI Common Stock"):

                a) will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

                b) will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) equal to the aggregate basis of the shares of Southwest Common Stock surrendered (Code section 358(a)(1)); and

                c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) which includes the period during which the shares of Southwest Common Stock surrendered were held, provided that the shares of Southwest Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger (Code section 1223(1)).

           3. Each shareholder of Southwest who receives, in the Merger, cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by MBI. Provided that the shares of Southwest Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's aggregate adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116;
Rev. Proc. 77-41, 1977-2 C.B. 574).

           4. Each shareholder of Southwest who receives solely cash as a result of the exercise of dissenters' rights will recognize gain or loss (determined separately as to each block of Southwest Common Stock exchanged) in an amount equal to the difference between (x) the amount of cash received by such shareholder and (y) such shareholder's basis for the shares of Southwest Common Stock surrendered, provided that the cash payment does not have the effect of the distribution of a dividend (Code sections 1001 and 302(a)). Such gain or loss will be capital gain or

Southwest Bancshares, Inc.
June 12, 1995
Page 3


loss if the shares of Southwest Common Stock surrendered were capital assets in the hands of the holder, and long-term or short-term depending on the holder's holding period for each block of Southwest Common Stock surrendered (Code section 1222). However, if the cash payment does have the effect of the distribution of a dividend, such shareholder will recognize income in the amount of the cash received (without regard to such shareholder's basis in the Southwest Common Stock surrendered), which generally will be taxable as a dividend (Code sections 302(d) and 301).

           The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because such determination generally will depend on the facts and circumstances of each Southwest shareholder, we express no opinion as to whether the cash payments discussed in this paragraph 4 will be treated as having the effect of the distribution of a dividend.

           A cash payment will be considered not to have the effect of the distribution of a dividend under section 302 of the Code only if the cash payment (i) results in a "complete redemption" of such shareholder's actual and constructive stock interest, (ii) qualifies as a "substantially disproportionate" reduction in such shareholder's actual and constructive stock interest, or (iii) is not "essentially equivalent to a dividend" (Code section 302(b)(1), (2), (3)).

           A cash payment will result in a "complete redemption" of a shareholder's stock interest if such shareholder does not actually or constructively own any stock after the Merger. A reduction in a shareholder's stock interest will be "substantially disproportionate" if (i) the percentage of outstanding shares actually and constructively owned by such shareholder after the receipt of the cash payment is less than four-fifths (i.e., 80%) of the percentage of outstanding shares
             ----
actually and constructively owned by such shareholder immediately prior to the receipt of the cash payment, and (ii) such shareholder actually and constructively owns less than 50 percent of the number of shares outstanding after the receipt of the cash payment (Code section 302(b)(2)). The cash payment will not be "essentially equivalent to a dividend" if there has been a "meaningful reduction" (as the quoted term has been interpreted by judicial authorities and by rulings of the Internal Revenue Service (the "Service")) of the shareholder's actual and constructive ownership interest (Code section 302(b)(1);
United States v. Davis, 397 U.S. 301 (1970); see, e.g., Rev.
- ----------------------                       ---  ----
Rul. 76-385, 1976-2 C.B. 92; Rev. Rul. 76-364, 1976-2 C.B. 91).

           Under the traditional analysis (which apparently continues to be used by the Service), section 302 of the Code will apply as though the distribution of cash were made by Southwest in a hypothetical redemption of Southwest Common Stock immediately prior to, and in a transaction separate from, the Merger (a "deemed Southwest redemption"). Thus, under the traditional analysis, the determination of whether a cash payment results in a complete redemption of interest, qualifies as a substantially disproportionate reduction of interest, or is not essentially equivalent to a dividend will be made by comparing
(x) the shareholder's actual and constructive stock interest in Southwest before the deemed Southwest redemption, with (y) such shareholder's actual and constructive stock interest in Southwest after the deemed Southwest redemption (but before the Merger). Nevertheless, in view of Commissioner v. Clark, 489 U.S. 726
                         ---------------------
(1989), many tax practitioners believe that the continuing

Southwest Bancshares, Inc.
June 12, 1995
Page 4


validity of the traditional analysis is open to question and that, in a transaction such as the Merger, the receipt of solely cash in exchange for stock actually owned should be treated in accordance with the principles of Commissioner v. Clark, supra,
                                  ---------------------  -----
as if the Southwest Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger for shares of MBI Common Stock followed immediately by a redemption of such shares by MBI for the cash payment (a "deemed MBI redemption"). Under this analysis, the determination of whether a cash payment satisfies any of the foregoing tests would be made by comparing (i) the shareholder's actual and constructive stock interest in MBI before the deemed MBI redemption (determined as if such shareholder had received solely MBI Common Stock in the Merger), with (ii) such shareholder's actual and constructive stock interest in MBI after the deemed MBI redemption. Because this analysis may be more likely to result in capital gain treatment than the traditional analysis, each Southwest shareholder who receives solely cash in exchange for all of the Southwest Common Stock he or she actually owns should consult his or her own tax advisor with regard to the proper treatment of such cash.

           The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such shareholder and shares constructively owned by such shareholder pursuant to section 318 of the Code (Code section 302(c)). Under section 318 of the Code, a shareholder will be deemed to own stock that is owned or deemed to be owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining whether a complete redemption of a shareholder's interest has occurred for purposes of Code section 302.

                       * * * * * * * * * * * *

           We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those shareholders of Southwest who acquired shares of Southwest Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of shareholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences herein may become inapplicable.

Southwest Bancshares, Inc.
June 12, 1995
Page 5


           The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Service or any court of competent jurisdiction will agree with this opinion.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter in the Registration Statement.

                                      Very truly yours,

                                      /s/ Thompson & Mitchell

                                                              Exhibit A

                              CERTIFICATE
                              -----------

           The undersigned, Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), through ------------------, its
- ----------, HEREBY CERTIFIES that (a) it is familiar with the terms and conditions of the Agreement and Plan of Merger by and among MBI, Ameribanc, Inc., a Missouri corporation ("Ameribanc"), and Southwest Bancshares, Inc., a Missouri corporation ("Southwest"), dated January 27, 1995, including the schedules and exhibits thereto (the "Agreement"), and (b) it is aware that
(i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Southwest that the merger of Southwest with and into Ameribanc (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

           The undersigned HEREBY FURTHER CERTIFIES that:

                (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each Southwest shareholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Southwest common stock, par value $10.00 per share ("Southwest Common Stock"), surrendered in the Merger by each such shareholder.

                (2)   Except as otherwise set forth by the
undersigned on an attachment hereto, MBI is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of Southwest Common Stock to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in the Merger, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Merger.

                (3) Before the Merger, MBI will be in control of Ameribanc within the meaning of section 368(c) of the Code.

                (4) After the Merger, (a) Ameribanc will not issue additional shares of its stock that would result in MBI losing control of Ameribanc within the meaning of section 368(c) of the Code, and (b) Ameribanc will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Ameribanc that, if exercised or converted, would affect MBI's retention of control of Ameribanc (as defined above). No stock of Southwest will be issued in connection with the Merger.

                (5) In the Merger, MBI and Ameribanc will tender no consideration for Southwest Common Stock other than MBI Common
Stock and cash in lieu of fractional shares of MBI Common Stock.

                (6) Neither MBI nor any other member of MBI's "affiliated group" (as the quoted term is defined in Code section
1504) (the "MBI Affiliated Group") has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the shareholders of Southwest in the Merger. MBI may, however, and solely for business purposes unrelated to the Merger, acquire MBI Common Stock from time to time through anonymous purchases on an established securities market at prices then prevailing in such market.

                (7) Neither MBI nor any other member of the MBI Affiliated Group has any plan or intention (a) to liquidate Ameribanc, (b) to merge Ameribanc with and into another corporation, (c) to sell or otherwise dispose (whether by dividend distribution or otherwise) of the stock of Ameribanc, or
(d) except for transfers described in section 368(a)(2)(C) of the Code, dispositions made in the ordinary course of business or dispositions approved by Thompson & Mitchell, to cause, suffer, or permit Ameribanc to sell or otherwise dispose (whether by dividend distribution or otherwise) of (i) any assets of Southwest acquired in the Merger, or (ii) any assets of any other member of Southwest's "affiliated group" (as defined above) (the "Southwest Affiliated Group").

                (8) After the Merger, Ameribanc will continue the historic businesses of Southwest and the other members of the Southwest Affiliated Group, or will use a significant portion of the historic business assets of the members of the Southwest Affiliated Group in a business (no stock of any member of the Southwest Affiliated Group shall be treated as a business asset for purposes of this representation).

                (9)   MBI, Ameribanc, Southwest, and the
shareholders of Southwest will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that MBI or Ameribanc may pay and assume those expenses of Southwest that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187, including those printing and filing fees described in Section 5.06 of the Agreement.

                (10) Except with regard to Transaction Costs (as defined below), neither MBI nor any other member of the MBI Affiliated Group will pay any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any shareholder of Southwest in connection with the Merger, and no liability to which Southwest Common Stock is subject will be extinguished as a result of the Merger. For purposes of this representation, (a) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Southwest shareholder or to cause by other means the release of such guaranty), and (b) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) to Southwest shareholders with respect to the MBI Common Stock (including cash in lieu of fractional shares thereof) to be delivered in the Merger, (iii) for legal, accounting, and investment banking and/or advisor services rendered to MBI or Ameribanc, if any, (iv) for those expenses payable or assumable by MBI or Ameribanc in accordance with representation (9) above, and (v) as compensation to any employee of any member of the MBI Affiliated Group or the Southwest Affiliated Group for services rendered in the ordinary course of his or her employment.

                (11) No indebtedness between Southwest or any other member of the Southwest Affiliated Group, on the one hand, and Ameribanc or MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Southwest, on the one hand, and Ameribanc, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

                (12) The payment of cash in lieu of fractional shares of MBI Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Southwest shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Southwest shareholders in exchange for their shares of Southwest Common Stock. The fractional share interests of each Southwest shareholder will be aggregated, and no Southwest shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

                (13) All payments made to dissenters, if any, and all cash payments made in lieu of fractional shares of MBI Common
Stock will be funded with assets of MBI. No such payments will be funded with Southwest assets.

                (14)  None of the compensation to be paid or
accrued after the Merger to or for the benefit of any shareholder-employee of Southwest will be separate consideration for, or allocable to, any of their shares of Southwest Common Stock; none of the shares of MBI Common Stock received in the Merger by any Southwest shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any Southwest shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                (15) With regard to the Rights Agreement by and between MBI and Mercantile Bank of St. Louis National Association (as successor in interest to Mercantile Bank National Association) as rights agent, dated May 23, 1988, (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Merger will not cause the occurrence of a Distribution Date.

                (16)  Neither MBI nor any other member of
the MBI Affiliated Group owns, directly or indirectly, any stock of Southwest, other than in a fiduciary capacity; and neither MBI nor any other member of the MBI Affiliated
Group has owned, directly or indirectly, any stock of Southwest within the last five years, other than in a fiduciary capacity or as a result of foreclosure of previously contracted debts.

           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this ----- day of ------------, 1995.

                                 MERCANTILE BANCORPORATION INC.

                                 By------------------------------------

                                                              Exhibit B

                              CERTIFICATE

           The undersigned,       [Name]      ,     [Title]     of
                            ------------------  ---------------
Southwest Bancshares, Inc., a Missouri corporation ("Southwest"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc Corporation], a Missouri corporation ("Ameribanc"), and Southwest dated January 27, 1995, including the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Southwest that the merger of Southwest with and into Ameribanc (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended
(the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

           The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
Southwest, that:

                (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each Southwest shareholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Southwest common stock, par value $10.00 per share ("Southwest Common Stock"), surrendered in the Merger by each such shareholder.

                (2)   There is no plan, intention or other
arrangement (including any option or pledge) on the part of the holders of 1% or more of the Southwest Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Southwest Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in the Merger that would reduce such holders' ownership of MBI Common Stock to a number of shares having a value, as of the date on which the Merger is consummated (the "Effective Date"), of less than 50 percent of the value of all of the formerly outstanding Southwest Common Stock as of the Effective Date. For purposes of this representation, shares of Southwest Common Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding on the Effective Date. Moreover, all shares of Southwest Common Stock and/or shares of MBI Common Stock held by Southwest shareholders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation.

                (3) Southwest will transfer to Ameribanc in the Merger assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Southwest immediately prior to the Merger. For purposes of this representation, Southwest assets used to pay dissenters or to pay shareholders who receive cash, and Southwest assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of Southwest held immediately prior to the Merger. For purposes of this representation, any asset of Southwest or any other member of Southwest's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Southwest Affiliated Group") that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of Southwest held immediately prior to the Merger.

                (4) Before the Merger, Southwest will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Southwest that, if exercised or converted after the Merger, would affect MBI's retention of control of Ameribanc (within the meaning of section 368(c) of the Code).

                (5) At the time of the Merger and except with regard to Transaction Costs (as defined below), each liability of Southwest and each liability to which an asset of Southwest is subject will have been incurred by Southwest in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transaction Costs, Southwest will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any Southwest shareholder in connection with the Merger. For purposes of this representation, (a) the term "Southwest" shall be deemed also to refer to each other member of the Southwest Affiliated Group,
(b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Southwest shareholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any,
(ii) for legal, accounting, and investment banking and/or advisor services rendered to Southwest or any other member of the Southwest Affiliated Group, if any, and (iii) as compensation to any employee of Southwest or any other member of the Southwest Affiliated Group for services rendered in the ordinary course of his or her employment.

                (6)   Expenses, if any, that are incurred in
connection with the Merger and are properly attributable to Southwest's shareholders will be paid by those shareholders and not by Southwest. Southwest will pay its own expenses that are incurred in connection with the Merger, except for those printing, mailing and filing expenses described in Section 5.06 of the Agreement.

                (7) No indebtedness between Southwest or any other member of the Southwest Affiliated Group, on the one hand, and Ameribanc or MBI or any other member of MBI's "affiliated group" (defined as above), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Southwest, on the one hand, and Ameribanc, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

                (8)   The fair market value of the assets of
Southwest to be transferred to Ameribanc will exceed the sum of the amount of liabilities to be assumed by Ameribanc, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

                (9) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Southwest shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Southwest shareholders in exchange for their shares of Southwest Common Stock. The fractional share interests of each Southwest shareholder will be aggregated, and no Southwest shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

                (10) None of the compensation paid or accrued before the Merger to or for the benefit of any Southwest shareholder-employee will be separate consideration for, or allocable to, any of their shares of Southwest Common Stock; none of the shares of MBI Common Stock received in the Merger by any Southwest shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any Southwest shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                (11) Except for dispositions to be made in the ordinary course of business, Southwest is aware of no plan or intention to sell or otherwise dispose (whether by dividend distribution or otherwise) of (a) any assets of Southwest acquired in the Merger, or (b) any assets of any other member of the Southwest Affiliated Group.

                (12) All payments made to dissenters and all cash payments made in lieu of fractional shares of MBI Common Stock will be funded with assets of MBI. No such payments will be funded with Southwest assets.

           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Southwest this ----- day of ---------------, 1995.




                                        -------------------------------

                                                              Exhibit C

                        SHAREHOLDER CERTIFICATE
                        -----------------------

           The undersigned shareholder of Southwest Bancshares, Inc., a Missouri corporation ("Southwest"), [SHAREHOLDER'S NAME],
                                            --------------------
a holder of   *    shares of Southwest common stock, par value
            ------
$10.00 per share ("Southwest Common Stock"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("Ameribanc"), and Southwest dated January 27, 1995, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Southwest that the merger of Southwest with and into Ameribanc (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Merger.
           The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received in the Merger, with the exception of any fractional share of MBI Common Stock to be exchanged for cash pursuant to the Merger.
           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.
           IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of
- ---------------, 1995.





                                        -------------------------------